SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2003

PACER TECHNOLOGY

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-8864	77-0080305
(Commission File No.)	(IRS Employer Identification No.)

9420 Santa Anita Avenue, Rancho Cucamonga California 91730

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (909) 987-0550

Not Applicable

(Former Name or Former Address if Changed Since Last Report

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this report:

Exhibit 99.1:	Press Release dated April 22, 2003.

Item 9 Regulation FD Disclosure.

On April 22, 2003, Pacer Technology (“Pacer” or the “Company”), issued a press release announcing that the Special Committee of its Board of Directors (the “Committee”), which was appointed to review and consider the previously announced acquisition proposal received from CYAN Investments LLC (“Cyan”), had appointed Houlihan Lokey Howard & Zukin as its financial advisor. Houlihan Lokey Howard & Zukin will assist the Special Committee with its review of that proposal, which contemplates an acquisition of all of the Company’s shares, not owned by Cyan, for $6.00 per share in cash, and in assessing other courses of action available to the Company.

The Company also reported that the Committee has received an extension from Cyan of the expiration date of its acquisition proposal from April 23 to May 23, 2003, subject to the Cyan’s right, in its discretion, to withdraw that proposal sooner.

The foregoing description is qualified in its entirety by reference to the Company’s press release, a copy of which is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER TECHNOLOGY

Date: April 24, 2003	By:	/s/ LAURENCE R. HUFF
Laurence R. Huff Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.

EXHIBIT	DESCRIPTION
99.1

Press Release issued on April 22, 2003 announcing extension of the acquisition proposal received from CYAN Investment LLC, and the appointment of Houlihan Lokey Howard & Zukin as financial advisor to Special Committee of the Board of Directors.

E-1